Exhibit 5.01


                                February 23, 1999


Elantec Semiconductor, Inc.
675 Trade Zone Blvd.
Milpitas, California 95035

Ladies & Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about February 25, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,100,000 additional shares of the Common Stock (the "Common Stock") of Elantec Semiconductor, Inc. ("Elantec") subject to issuance by Elantec pursuant to the Elantec Semiconductor, Inc. 1995 Equity Incentive Plan, as amended through January 22, 1999, and the 1995 Directors Stock Option Plan as amended through January 22, 1999 (collectively the "Plans").

         In rendering this opinion, we have examined the following:

         (1) the Registration Statement, together with the Exhibits filed as a part thereof, including without limitation the Plans, the Certificate of Incorporation, Bylaws and related documents;

         (2) the Prospectus originally prepared in connection with the Plans and with the Registration Statement, as amended to take into account the amendment of the Plans on January 22, 1999 increasing by 1,100,000 shares in the number of shares of Common Stock subject thereto;

         (3) the minutes of meetings and actions by written consent of the stockholders and Board of Directors of Elantec relating to the Plans that are contained in your minute books that are in our possession;

         (4) the stock records that you have provided to us (consisting of a list of stockholders of even date herewith prepared by your transfer agent, ChaseMellon Shareholder Services, and a list of option holders respecting your capital stock that was prepared by you of even date herewith); and

         (5) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

         (6) We have also confirmed the continued effectiveness of your registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of



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Elantec Semiconductor, Inc.
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                  the Commission and have confirmed your eligibility to use Form
                  S-8.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the legal capacity of all natural persons executing the same, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information and records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate. Our opinion below is given on the assumption that shares of Common Stock may not be issued and sold by Elantec in accordance with the Plans unless and until such shares, at the time in question, are explicitly reserved and available for issuance under the Plans.

         We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

         Based upon the foregoing, it is our opinion that the 1,100,000 additional shares of Common Stock that may be issued and sold by you pursuant to the Plans, when issued and sold in accordance with the Plans and stock option or purchase agreements to be entered into thereunder and in the manner referred to in the Prospectus associated with the Plans and the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of shares of the Common Stock and is not to be relied upon for any other purpose.


                                                Very truly yours,

                                                /s/ Fenwick & West LLP

                                                FENWICK & WEST LLP

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